Exhibit 10.1
OPNEXT, INC.
46429 Landing Parkway
Fremont, California 94538
This Employment Agreement (this “Agreement”) is entered into as of January 26, 2011, by and between Opnext, Inc., a Delaware corporation (“Opnext” or the “Company”), and Harry L. Bosco (“Executive”).

1. Employer:	Opnext, Inc.

2. Employee:	Harry L. Bosco

3. Position and Duties:	Effective as of December 10, 2010, Executive shall be the Chief Executive Officer and President of Opnext and shall have the normal duties, responsibilities, functions and authority of a Chief Executive Officer and President of a company the size and structure of Opnext. Executive shall report directly to the Board of Directors of Opnext (the “Board”). All other senior executives of Opnext shall report to Executive. Executive shall exercise such responsibilities and perform such duties as directed from time to time by the Board.

4. Base Salary:	$500,000 per annum effective as of December 10, 2010.

5. Annual Bonus:	Unless otherwise determined by the Board in its sole discretion, Executive will not be eligible to receive an annual incentive bonus or to participate in the Company’s annual incentive bonus plan.

6. Opnext Stock Options:	Subject to approval by the Compensation Committee of the Board and subject to the terms and conditions set forth in the Company’s Second Amended and Restated 2001 Long Term Stock Incentive Plan (as amended from time to time, the “Plan”) and in the Stock Option Agreement (as defined below), provided that Executive is employed by the Company on the date of grant, the Company shall, on the Company’s next regular equity award grant date for employees following the date hereof, grant Executive a non-qualified stock option (the “Stock Option”) to purchase 375,000 shares of common stock of Opnext (the “Shares”). The Stock Option will have a per share exercise price equal to the closing price of a share of Opnext common stock on the date of grant as reported by NASDAQ. Subject to Executive’s continued employment with the Company, the Shares subject to the Stock Option shall vest and become exercisable in twelve (12) equal installments on each monthly anniversary of December 10, 2010; provided, however, that 100% of the Shares subject to the Stock Option shall vest and become exercisable in full on the earliest to occur of (i) the date on which Executive’s employment is terminated by Opnext without Cause (as defined in Section 12 hereof), (ii) the date on which the Board appoints a Chief Executive Officer and President of Opnext to succeed Executive, (iii) the date on which Executive’s employment is terminated by reason of Executive’s death or Disability (as defined below), or (iv) the date of the occurrence of a Change in Control (as defined in the Plan). The Stock Option shall have a term of seven (7) years. The Stock Option shall be subject to the terms and conditions set forth in the paragraphs below and in a Stock Option Agreement in a form prescribed by the Company which shall evidence the grant of the Stock Option (the “Stock Option Agreement”) and the Plan.

Any portion of the Stock Option that remains unvested as of the termination of Executive’s employment (after giving effect to any accelerated vesting that occurs in connection therewith) shall automatically be cancelled upon Executive’s termination of employment.

As used herein, the term “Disability” shall mean that Executive is unable to effectively perform his duties and responsibilities, as determined by the Board for more than 180 days during any twelve (12) month period by reason or any physical or mental injury, illness or incapacity.

In the event of a conflict between any term or provision contained in this Agreement and the Stock Option Agreement, the terms and provisions of the Stock Option Agreement will govern and prevail.

7. Opnext Restricted Stock Units:	Subject to approval by the Compensation Committee of the Board and subject to the terms and conditions set forth in the Plan and in the RSU Agreement (as defined below), provided that Executive is employed by the Company on the date of grant, the Company shall, on the Company’s next regular equity award grant date for employees following the date hereof, grant Executive 75,000 restricted stock units (the “RSUs”). Subject to Executive’s continued employment with the Company, 100% of the RSUs shall vest in full on June 10, 2011; provided, however, that 100% of the RSUs shall immediately vest in full on the earliest to occur of (i) the date on which Executive’s employment is terminated by Opnext without Cause (as defined in Section 12 hereof), (ii) the date on which the Board appoints a Chief Executive Officer and President of Opnext to succeed Executive, (iii) the date on which Executive’s employment is terminated by reason of Executive’s death or Disability (as defined in Section 6 hereof), or (iv) the date of the occurrence of a Change in Control. The RSUs shall be subject to the terms and conditions set forth in the paragraph below and in a Restricted Stock Unit Award Agreement in a form prescribed by the Company which shall evidence the grant of the RSUs (the “RSU Agreement”) and the Plan.

Any RSUs that remain unvested as of the termination of Executive’s employment (after giving effect to any accelerated vesting that occurs in connection therewith) shall automatically be cancelled upon Executive’s termination of employment.

In the event of a conflict between any term or provision contained in this Agreement and the RSU Agreement, the terms and provisions of the RSU Agreement will govern and prevail.

8. Employment Term:	The term (the “Term”) of Executive’s employment under this Agreement with Opnext shall commence on the date hereof and shall end on the earlier to occur of (i) January 26, 2012, or (ii) the effective date of the Board’s appointment of a Chief Executive Officer and President of Opnext to succeed Executive, subject to earlier termination in the event that Executive’s employment with the Company is terminated sooner.

9. Benefits:	Executive will be eligible to receive group welfare and retirement benefits in accordance with Opnext plans or policies as in effect from time to time.

10. Vacation:	Executive will accrue paid vacation time at the rate of four (4) weeks per annum.

11. Termination Without Cause:	In the event that Executive incurs a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) by reason of a termination of Executive’s employment by the Company without Cause (as defined in Section 12 hereof), the Company shall pay Executive as severance a lump-sum cash payment equal to 100% of his then-current annual base salary (the “Severance Payment”). Subject to the Payment Delay (as defined below), the Severance Payment shall be made to Executive on the sixtieth (60th) day after the date of such Separation from Service. Executive’s right to receive the Severance Payment is conditioned on and subject to Executive’s execution within 21 days (or, to the extent required by applicable law, 45 days) following the date of Executive’s Separation from Service and non-revocation by Executive of a general release of claims substantially in the form attached hereto as Exhibit A. For purposes of clarification, a termination of Executive’s employment by reason of Executive’s death or Disability (as defined in Section 6 hereof) shall not be deemed to be a termination by the Company “without Cause” for purposes of this Agreement. Notwithstanding the foregoing, in no event shall a termination of Executive’s employment by reason of the Board’s appointment of a Chief Executive Officer and President of Opnext to succeed Executive or by reason of the expiration of the Term be deemed to constitute a termination of Executive’s employment by the Company without Cause.

The Severance Payment is intended to satisfy the short-term deferral exemption under Treasury Regulation Section 1.409A-1(b)(4) and shall be made not later than the last day of the applicable two and one-half (2 1/2) month short-term deferral period with respect to the Severance Payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).

Except as set forth above, upon a termination of Executive’s employment by Opnext without Cause, Executive shall not be entitled to receive any further compensation or payments hereunder (except for Executive’s unpaid then current base salary, accrued vacation and expense reimbursements relating to the period prior to the date of termination of employment). In the event of such a termination, any stock options or other equity-based awards held by Executive shall be subject to the provisions of the incentive award plan and applicable award agreement pursuant to which such awards were granted.

Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation, the Severance Payment, shall be paid to Executive during the six-month period following Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence (the “Payment Delay”), then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such six-month period.

12. Termination For Cause:	“Cause” as utilized herein shall mean:
(i) the commission of a felony or the commission of any other act or omission involving dishonesty or fraud with respect to Opnext or any of its subsidiaries or affiliates or any of their customers or suppliers;

(ii) conduct that brings Opnext or any of its subsidiaries or affiliates into substantial public disgrace or disrepute;

(iii) any material breach of the confidentiality agreement referred to in Section 13 hereof;

(iv) fraud or embezzlement with respect to Opnext or any of its subsidiaries or affiliates;

(v) gross negligence or willful misconduct with respect to Opnext or any of its subsidiaries or affiliates; or

(vi) repeated failure to perform in any material respect Executive’s duties as directed by the Board;

Upon notice by Opnext to Executive of a termination for Cause, the “Termination Date” shall be the date on which such notice is mailed or hand-delivered, or as otherwise specified in the notice of termination, to Executive. Upon a termination by the Company for Cause, by Executive for any reason, or by reason of the expiration of the Term, Executive shall not be entitled to receive any severance or further compensation or payments hereunder (except for Executive’s unpaid then current base salary, accrued vacation and expense reimbursements relating to the period prior to the Termination Date). In the event of any such termination, any unvested stock options or other equity-based awards held by Executive shall be subject to the provisions of the incentive award plan and applicable award agreement.

13. Confidentiality Agreement:	Executive acknowledges and agrees that he has previously executed a confidentiality agreement with Opnext in part to restrict the disclosure by Executive of such trade secrets and other confidential information and that such agreement remains in full force and effect and is a condition of Executive’s employment with Opnext.

14. Restrictions:	Executive represents and warrants to Opnext that there are no restrictions or agreements or limitations on Executive’s right or ability to enter into this Agreement or perform the terms set forth herein.

15. Withholdings:	All payments set forth herein which are subject to withholding shall be made less any required withholdings.

16. Binding Arbitration:	Any controversy arising out of or relating to this Agreement or the Non-Competition/Confidentiality Agreement shall be settled by binding arbitration in the San Jose, California area in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered in any such proceeding shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by Opnext and Executive. Neither party shall be entitled to recover attorneys’ fee or costs expended in the course of such arbitration or enforcement of the award rendered thereunder.

17. Governing Law:	All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

18. Notices:	All notices in connection herewith or provided for hereunder shall be validly given or made only if made in writing and delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party entitled or required to receive the same, as follows:

If to Executive, addressed to him at his most recent address on the records of the Company.
If to the Company, addressed to: Opnext, Inc. 46429 Landing Parkway Fremont, California 94538 Attention: General Counsel

19. Section 409A:	To the extent applicable, this Agreement shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 19 shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code and the Payment Delay pursuant to Section 11 hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.

To the extent that any payments or reimbursements provided to Executive under this Agreement are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed to Executive reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.
[Signature Page Follows]

SIGNATURE PAGE TO AGREEMENT
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OPNEXT, INC.
By:	/s/ Justin J. O’Neill
Justin J. O’Neill
Senior Vice President and General Counsel

AGREED TO AND ACCEPTED:
/s/ Harry L. Bosco
Harry L. Bosco

EXHIBIT A
GENERAL RELEASE OF CLAIMS
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Opnext, Inc. and each of its partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, accountants, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any Claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 11 of that certain Employment Agreement, dated as of January 26, 2011, by and between Opnext, Inc. and the undersigned.
THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

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IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(2) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
IN WITNESS WHEREOF, the undersigned has executed this Release this  _____  day of                      20_.

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